Exhibit 99.1

Pyxis Oncology Reports Financial Results for Second-Quarter 2023

and Provides Corporate Update

Third dose cohort initiated in Phase 1 trial of PYX-201, Pyxis Oncology's first ADC product candidate

Preliminary data from two Phase 1 trials on track for late 2023 to early 2024

Apexigen transaction anticipated to close later in August

Strong balance sheet with $144 million in cash (including restricted cash) and short-term investments supports operations into 1H 2025

BOSTON, August 11, 2023 (GLOBE NEWSWIRE) – Pyxis Oncology, Inc. (Nasdaq: PYXS), a clinical-stage company focused on developing next-generation therapeutics to target difficult-to-treat cancers, today reported financial results for the quarter ended June 30, 2023, and provided a corporate update.

Pyxis Oncology ended the second quarter of 2023 with approximately $144.1 million in cash, cash equivalents, restricted cash and short-term investments, which is expected to provide a runway into the first half of 2025, enabling the Company to evaluate early signs of potential clinical activity for PYX-201 and PYX-106 and potentially allowing the Company to initiate tumor-specific expansion cohorts following dose selection.

“During the second quarter, we announced our planned acquisition of Apexigen, Inc., which will bolster Pyxis Oncology’s position at the forefront of antibody-drug conjugate (ADC) innovation and will expand our clinical pipeline. We are on track to close the acquisition later in August. We remain financially disciplined while executing operationally on each of our two ongoing clinical trials of PYX-201 and PYX-106 and we are encouraged by the positive feedback we’ve received from investigators,” said Lara S. Sullivan, M.D., President and Chief Executive Officer of Pyxis Oncology. “We continue to anticipate preliminary data, including biomarker results and early signs of potential clinical activity, from our Phase 1 trials of PYX-106 in late 2023 and PYX-201 in early 2024.”

Recent Corporate Updates

•
Third dose level reached in Phase 1 trial of PYX-201: Dosing is ongoing at the third dose level in the PYX-201-101 trial, and three clinical sites have begun recruiting in Europe, along with sites in the U.S.
•
Abstracts accepted for poster presentation at SITC: Abstracts for trial-in-progress (TIP) posters describing the PYX-106-101 and PYX-201-101 Phase 1 clinical trials were accepted for presentation at the Society for the Immunotherapy of Cancer (SITC) 38th Annual Meeting, to be held November 1-5, 2023, in San Diego.

Upcoming Milestones

•
Apexigen, Inc. transaction expected close, later in August 2023
•
Anticipated Yale presentation of investigator sponsored trial (IST) results describing an anti-siglec-15 compound’s activity and safety at the International Association for the Study of Lung Cancer (IASLC) 2023 World Conference on Lung Cancer, September 2023
•
Announce clinical development plan for sotigalimab, Q4 2023 (assuming closing of the Apexigen transaction)
•
Report pharmacokinetic/pharmacodynamic (PK/PD) data for sotigalimab, Q4 2023 (assuming closing of the Apexigen transaction)
•
Report preliminary data, including biomarker results and early signs of potential clinical activity from PYX-106-101, late 2023
•
Report preliminary data, including biomarker results and early signs of potential clinical activity from PYX-201-101, early 2024

Q2 2023 Financial Results

•
As of June 30, 2023, Pyxis Oncology had cash and cash equivalents (including restricted cash) and short-term investments of $144.1 million (preliminary, unaudited), which is expected to fund operations into the first half of 2025 and reflects continued financial discipline.
•
Research and development expenses were $11.4 million for the three months ended June 30, 2023, compared to $17.2 million for the three months ended June 30, 2022. The period-over-period decline was primarily due to lower contract manufacturing and preclinical research costs, which were partially offset by increased clinical trial-related expenses for PYX-201 and PYX-106.
•
General and administrative expenses were $6.7 million for the three months ended June 30, 2023, compared to $8.6 million for the three months ended June 30, 2022. The period-over-period decrease was primarily due to a reduction in stock-based compensation expense and lower professional and consultant fees.
•
Net loss was $15.9 million, or $0.41 per common share, for the three months ended June 30, 2023, compared to $25.6 million, or $0.79 per common share, for the three months ended June 30, 2022. Net losses for the quarters ended June 30, 2023 and 2022 included $3.7 million and $4.0 million, respectively, related to non-cash stock-based compensation expense.
•
As of June 30, 2023, the outstanding number of shares of common stock of Pyxis Oncology was 39,376,941.

About Pyxis Oncology, Inc.

Pyxis Oncology, Inc. is a clinical-stage company focused on defeating difficult-to-treat cancers. The company is efficiently building next-generation therapeutics that hold the potential for mono and combination therapies. Pyxis Oncology’s therapeutic candidates are designed to directly kill tumor cells and to address the underlying pathologies created by cancer that enable its uncontrollable proliferation and immune evasion. Pyxis Oncology’s antibody-drug conjugates (ADCs) and immuno-oncology (IO) programs employ novel and emerging strategies to target a broad range of solid tumors resistant to current standards of care. To learn more, visit www.pyxisoncology.com or follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. These statements are often identified by the use of words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “to be,” “will,” “would,” or the negative or plural of these words, or similar expressions or variations, although not all forward-looking statements contain these words. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur and actual results could differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified herein, and those discussed in the section titled “Risk Factors” set forth in Part II, Item 1A. of the Company’s Annual Report on Form 10-K filed with SEC on March 22, 2023, and in our other filings with the SEC. These risks are not exhaustive. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date hereof and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

Additional Information and Where to Find It

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination and shall not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933. The Company has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 in connection with the transaction and Apexigen has filed with the SEC and mailed to its stockholders a proxy statement/prospectus in connection with the transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders are able to obtain free copies of the registration statement and the proxy statement/prospectus and other documents filed with the SEC by the Company and Apexigen through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders are able to obtain free copies of the registration statement and the proxy statement/prospectus from the Company by contacting ir@pyxisoncology.com or from Apexigen by contacting ir@apexigen.com.

Participants in the Solicitation

The Company and Apexigen, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is contained in the Company’s proxy statement, filed with the SEC on April 28, 2023. Information regarding Apexigen’s directors and executive officers is contained in Apexigen’s Annual Report on Form 10-K, filed with the SEC on February 22, 2023. Additional information regarding the persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests in the proposed business combination are available in the registration statement and the proxy statement/prospectus.

Pyxis Oncology Contact

Jennifer Davis Ruff

VP, Investor Relations

jdavisruff@pyxisoncology.com

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PYXIS ONCOLOGY, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Operating expenses:
Research and development	$11,391	$17,170	$23,292	$37,241
General and administrative	6,730	8,556	15,783	19,874
Total operating expenses	18,121	25,726	39,075	57,115
Loss from operations	(18,121)	(25,726)	(39,075)	(57,115)
Other income, net:
Interest and investment income	1,656	164	3,329	173
Sublease income	564	—	602	—
Total other income, net	2,220	164	3,931	173
Net loss	$(15,901)	$(25,562)	$(35,144)	$(56,942)
Net loss per common share - basic and diluted	$(0.41)	$(0.79)	$(0.95)	$(1.76)
Weighted average shares of common stock outstanding - basic and diluted	38,389,123	32,451,610	36,878,787	32,384,522

PYXIS ONCOLOGY, INC.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$25,898	$179,293
Marketable debt securities, short-term	116,765	—
Restricted cash	1,472	1,472
Prepaid expenses and other current assets	5,169	5,847
Total current assets	149,304	186,612
Property and equipment, net	12,643	11,165
Operating lease right-of-use assets	13,283	13,602
Total assets	$175,230	$211,379
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,305	$7,097
Accrued expenses and other current liabilities	7,393	24,537
Operating lease liabilities, current portion	527	—
Total current liabilities	9,225	31,634
Operating lease liabilities, net of current portion	20,730	18,921
Total liabilities	29,955	50,555
Stockholders’ equity:
Preferred stock	—	—
Common stock	39	34
Additional paid-in capital	392,900	373,225
Accumulated other comprehensive loss	(85)	—
Accumulated deficit	(247,579)	(212,435)
Total stockholders’ equity	145,275	160,824
Total liabilities and stockholders’ equity	$175,230	$211,379